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                                                  Exhibit 23.3

KPMG PEAT MARWICK LLP




The Board of Directors
Citadel Broadcasting Company:

We consent to the use of our report dated February 14, 1997 on the consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholder's equity and cash flows for the years then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.


                                             /s/ KPMG Peat Marwick LLP


Portland, Oregon
December 15, 1998